UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2006

COMPUTER TASK GROUP, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 25, 2006, Computer Task Group, Incorporated ("CTG"), as borrower, completed the negotiation of a First Amendment to Loan Agreement (the "Amendment"), dated as of April 12, 2006, to a Loan Agreement with Manufacturers and Traders Trust Company ("M&T") and KeyBank National Association, as lenders (collectively, with the other parties thereto from time to time, the "Lenders"), and M&T, as issuer of letters of credit (the "Bank") and as administrative agent for the Lenders and the Bank (in such capacity, together with its successors in such capacity, the "Administrative Agent") (the "Loan Agreement").

The Loan Agreement provides the terms under which the Lenders agreed to make available to CTG a revolving credit facility in the maximum principal amount of $35 million, including a sublimit of $10 million for letters of credit to be issued by the Bank.  The Amendment makes a number of important technical modifications to the Loan Agreement including, among others, modifications in the interest period, in interest rate elections, and quarterly reporting requirements.  For the complete terms of the Amendment, reference is made to Exhibit 99 to this Form 8-K Report, which is a copy of the Amendment.  For complete terms of the Loan Agreement, reference is made to CTG's Form 8-K Report filed on April 21, 2005.

Item 9.01 Financial Statements and Exhibits.

        (c)    Exhibits:

                99.    First Amendment to Loan Agreement, dated as of April 12, 2006, among Computer Task Group, Incorporated, as borrower, the lenders party thereto, and Manufacturers and Traders Trust Company, as issuer of letters of credit (the "Bank") and as administrative agent for the Lenders and the Bank.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: April 26, 2006	By:	/s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.	First Amendment to Loan Agreement, dated as of April 12, 2006, among Computer Task Group, Incorporated, as borrower, the lenders party thereto, and Manufacturers and Traders Trust Company, as issuer of letters of credit (the "Bank") and as administrative agent for the Lenders and the Bank.